UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing

DS Healthcare Group received staff determination letter from NASDAQ

On September 16, 2016, DS Healthcare Group (DSKX) received a letter from the NASDAQ Stock Market informing the Company of its decision to deny the Company’s request for continued listing of the Company’s common stock due to perceived violations of Listing Rule 5101 and Listing Rule 5250(a)(1).  Amongst its concerns, Nasdaq  raised doubts that the Company will file its delinquent report on Form 10-K for the year ended December 31, 2015 its dealing and the financial statements, on or before October 11, 2016, the expiration of the 180 day additional period for filing to regain compliance under IM-5810-2(F).  The Company has requested an oral hearing before the NASDAQ Hearing Panel to appeal the decision and requested that the suspension of the Company’s listing be stayed until receipt of a written decision by the Hearing Panel. The Company intends to satisfy NASDAQ’s concerns, including but not limited to: providing minutes of certain meetings of the Board of Directors, providing the results of an independent investigation, addressing statements made to the NASDAQ in the course of their review of the Company’s compliance with NASDAQ listing standards, and, on or before October 11, 2016, filing the delinquent periodic reports with the Securities and Exchange Commission. .

The Company had engaged a new independent audit firm, BF Borgers CPA PC, on August 10, 2016 to conduct the required audit s and review of the financial statements required to be filed in the delinquent Form 10-K and Form 10-Q’s.  The hearing is expected to occur within 45 days of the date of this report.

Item 9.01.  Financial Statement and Exhibits

(d)

Exhibits

99.1

Copy of Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: September 23, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer